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                                [FORM OF E NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, as AMENDED, or any state SECURITIES laws, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLe AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF AUGUST 16, 1999, AS AMENDED ON JANUARY __, 2000 (COLLECTIVELY, the "PURCHASE AGREEMENT"), A COPY OF WHICH MAY BE OBTAINED FROM PARTY CITY CORPORATION AT ITS PRINCIPAL OFFICE.

PAYMENT OF THIS OBLIGATION IS SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT (AS SUCH TERM IS DEFINED IN THE PURCHASE AGREEMENT), A COPY OF WHICH MAY BE OBTAINED FROM PARTY CITY CORPORATION AT ITS PRINCIPAL OFFICE.

                             PARTY CITY CORPORATION

                 14.0% SENIOR SECURED NOTE DUE JANUARY __, 2002


No. E-_____

$___________                                                  New York, New York
                                                                January __, 2000


     FOR VALUE RECEIVED, the undersigned, PARTY CITY CORPORATION, a corporation organized and existing under the laws of Delaware (the "Company"), hereby promises to pay to ___________, or registered assigns, the principal sum of _____________ DOLLARS ($_________) on January __, 2002 (the "Maturity Date").
This Note is one of the Company's 14.0% Senior Secured Notes due 2002 issued pursuant to a Securities Purchase Agreement dated as of August 16, 1999, as amended on January __, 2000, by and among the Company and certain investors named therein (collectively, the "Purchase Agreement"), and is also entitled to the benefits thereof to the extent provided in the Purchase Agreement.

     1. Payment of Principal and Interest. On the tenth (10th) day of each January, April, July and October during the term of this Note, commencing on the first such date to follow the date hereof, and continuing thereafter until the Maturity Date, the Company shall pay to holder of this Note all accrued interest as of the end of the immediately preceding calendar quarter at the rate of 14.0% per annum (computed on the basis of a 360-day year of twelve 30-day months). On the Maturity Date, the Company shall pay to the holder in full the entire remaining balance of the principal sum and all accrued interest. Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at the address required by the Purchase Agreement.

     2. Optional Prepayment. As provided in the Purchase Agreement, the principal amount of the Note is subject to prepayment, in whole or in part, at any time at the option of the Company.


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     3. Event of Default. If an Event of Default, as defined in the Purchase
Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the amount and with the effect provided in the Purchase Agreement.

     4. Intercreditor Agreement. This Note is a subject to the terms of the Intercreditor Agreement in the form attached to the Purchase Agreement, as amended.

     5. Security Interest and Guaranty. The obligations of the Company are secured by that certain Security Agreement (Parent), dated as of August 16, 1999, in the form attached to the Purchase Agreement, and other agreements described in the Purchase Agreement, subject to the provisions of the Intercreditor Agreement. The holder of this Note is further entitled to the benefits of a certain Guaranty Agreement dated as of August 16, 1999 by the subsidiaries of the Company in the form attached to the Purchase Agreement.

     6. Transfer. This Note is a registered Note and is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the holder hereof or such holder's attorney duly authorized in writing. Reference in this Note to a "holder" shall mean the person in whose name this Note is at the time registered on the register kept by the Company as provided in the Purchase Agreement and the Company may treat such person as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     7. Governing Law. This Note shall be construed and enforced in accordance with the laws of the State of New York.

                                        PARTY CITY CORPORATION


                                        By:
                                            ------------------------------
                                            Name:
                                            Title:


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